Exhibit 99

Contact:	Dan McClain (Media)
(310) 201-3335
(310) 801-9351 (mobile)
dan.mcclain@ngc.com

Paul Gregory (Investors)
(310) 201-1634
(310) 989-8679 (mobile)
paul.gregory@ngc.com
Northrop Grumman to Sell Its Advisory Services Division, TASC, Inc., for $1.65 Billion; Net Cash Proceeds to Fund Additional $1.1 Billion Share Repurchase
     LOS ANGELES — Nov. 8, 2009 — Northrop Grumman Corporation (NYSE: NOC) has signed a definitive agreement to sell TASC, Inc., its advisory services business, for $1.65 billion in cash to an investor group led by General Atlantic LLC and affiliates of Kohlberg Kravis Roberts & Co. L.P. Completion of the transaction is subject to customary regulatory conditions including Hart-Scott-Rodino approval. The transaction is expected to close by year end.
     Northrop Grumman’s board of directors separately authorized a $1.1 billion increase in the company’s share repurchase program. At the end of the third quarter of 2009, approximately $280 million remained on the company’s prior $2.5 billion share repurchase authorization.
     The company expects the sale to generate net cash proceeds, after taxes, of approximately $1.1 billion. Net proceeds will be used to repurchase shares of common stock, after which the transaction is expected to be neutral to Northrop Grumman’s 2010 earnings per share from continuing operations. The company also expects the transaction to be neutral to 2009 net income and diluted earnings per share.
     “This transaction is in the best interest of Northrop Grumman’s customers, employees and shareholders,” said Ronald D. Sugar, chairman and chief executive officer. “It reflects Northrop Grumman’s desire to align quickly with the government’s new organizational conflict of interest standards, while preserving TASC’s unique organizational culture and its status as the advisory services employer of choice. TASC is a remarkable organization with a proud 43-year heritage of supporting critical national security missions. We are confident the investors understand the critical importance of its customers’ missions and the depth and sophistication of its employees’ expertise.”
Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com/media

Northrop Grumman to Sell Its Advisory Services Division, TASC, Inc., for $1.65 Billion; Net Cash Proceeds to Fund Additional $1.1 Billion Share Repurchase
     Chantilly, Va.-based TASC, Inc. is part of Northrop Grumman’s Information Systems sector and has approximately 5,000 employees. TASC, Inc. expects 2009 revenue of approximately $1.6 billion.
     Goldman Sachs and Credit Suisse represented Northrop Grumman in the transaction. Fried, Frank, Harris, Shriver & Jacobson LLP served as legal advisor to Northrop Grumman.
     Northrop Grumman Corporation is a leading global security company whose 120,000 employees provide innovative systems, products, and solutions in aerospace, electronics, information systems, shipbuilding and technical services to government and commercial customers worldwide.
     Northrop Grumman will hold a conference call at 11:30 a.m. EST on Nov. 9th to discuss this announcement. A live audio broadcast of the conference call will be available on the investor relations page of the company’s Web site at http://www.northropgrumman.com.
Statements in this release, other than statements of historical fact, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks and uncertainties. Actual results could differ materially due to factors such as: timing of the closing of the transaction described in this release; the effect of economic conditions in the United States and globally; access to capital; future sales and cash flows; timing of cash receipts; effective tax rates and timing and amounts of tax payments; returns on pension plan assets, interest and discount rates and other changes that may impact pension plan assumptions; the outcome of litigation, claims, audits, appeals, bid protests and investigations; hurricane-related insurance recoveries; costs of environmental remediation; our relationships with labor unions; availability and retention of qualified personnel; costs of capital investments; changes in organizational structure and reporting segments; risks associated with acquisitions, dispositions, joint ventures and other business arrangements; possible impairments of goodwill or other intangible assets; effects of legislation, rulemaking, and changes in accounting, tax or defense procurement; changes in government and customer priorities and requirements (including, government budgetary constraints, shifts in defense spending, changes in import and export policies, changes in customer short-range and long-range plans); acquisition or termination of contracts; technical, operational or quality setbacks in contract performance; issues with, and financial viability of, key suppliers and subcontractors; availability of materials and supplies; controlling costs of fixed-price development programs; contractual performance relief and the application of cost sharing terms; allowability and allocability of costs under U.S. Government contracts; progress and acceptance of new products and technology; domestic and international competition; legal, financial and governmental risks related to international transactions; potential security threats, natural disasters and other disruptions not under our control; and other risk factors disclosed in our filings with the Securities and Exchange Commission.
These forward-looking statements speak only as of the date of this release and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
# # #
1109-533
Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com/media